Exhibit 99.1

ON24 Announces Fourth Quarter and Full Year 2020 Financial Results

•	Fourth quarter total revenue grows 123% year-over-year to $53.3 million; full year revenue grows 76% year-over-year to $156.9 million

•	ARR grows 100% year-over-year to $153.4 million as of December 31, 2020

•	GAAP operating income of $21.8 million and Non-GAAP operating income of $24.8 million for the full year 2020

SAN FRANCISCO – March 17, 2021 – ON24 (NYSE: ONTF), a leading cloud-based digital experience platform provider, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“2020 was a transformative year for ON24’s customers as we helped them accelerate their digital engagement initiatives. I’m proud of the ON24 team for their tremendous focus and execution,” said Sharat Sharan, founder and CEO of ON24. “Our holistic approach to B2B engagement brings together the digital experiences, data, and seamless integrations companies need to convert prospects into customers. Looking ahead, we’re uniquely positioned to help companies across ever industry shift the way they do business in a digital-first hybrid world.”

Fourth Quarter 2020 Financial Highlights

•	ARR: ARR increased 100% year-over-year to $153.4 million as of December 31, 2020.

•	Revenue: Total revenue was $53.3 million, an increase of 123% year-over-year.

•	Digital Experience Platform Business Revenue: Digital experience platform business revenue (excluding legacy revenue) was $53.1 million, an increase of 137% year-over-year.

•	Operating Income/Loss: Operating income was $9.6 million, compared to an operating loss of $3.0 million in the fourth quarter of 2019.

•	Non-GAAP Operating Income/Loss: Non-GAAP operating income was $11.1 million, compared to a Non-GAAP operating loss of $2.3 million in the fourth quarter of 2019.

•	Net Income/Loss: Net income was $9.5 million, or $0.17 per diluted share, compared to a net loss of $3.5 million, or $0.83 per diluted share in the fourth quarter of 2019.

•	Non-GAAP Net Income/Loss: Non-GAAP net income was $11.0 million, or $0.57 per diluted share, compared to a net loss of $2.8 million, or $0.31 per diluted share in the fourth quarter of 2019.

•

Cash Flow: Net cash provided by operating activities was $10.7 million, compared to $4.3 million used in operating activities in the fourth quarter of 2019. Free cash flow was $10.3 million for the quarter, compared to negative $4.4 million in the fourth quarter of 2019.

Full Year 2020 Financial Highlights

•	Revenue: Total revenue was $156.9 million, an increase of 76% year-over-year.

•	Digital Experience Platform Business Revenue: Digital experience platform business revenue (excluding legacy revenue) was $154.8 million, an increase of 92% year-over-year.

•	Operating Income/Loss: Operating income was $21.8 million, compared to a loss of $16.1 million in 2019.

•	Non-GAAP Operating Income/Loss: Non-GAAP operating income was $24.8 million, compared to a Non-GAAP operating loss of $14.1 million in 2019.

•	Net Income/Loss: Net income was $20.8 million, or $0.35 per diluted share, compared to net loss of $17.5 million, or $3.68 per diluted share in 2019.

•	Non-GAAP Net Income/Loss: Non-GAAP net income was $23.7 million, or $1.46 per diluted share, compared to a net loss of $15.5 million, or $1.77 per diluted share in 2019.

•

Cash Flow: Net cash provided by operating activities was $37.5 million, compared to $11.4 million used in operating activities in fiscal 2019. Free cash flow was $36.5 million, compared to negative $12.5 million in 2019.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

“We demonstrated strong momentum across our business in the fourth quarter, capping a year of tremendous growth for ON24. In Q4, total revenue grew 123% while ARR grew 100% year-over-year. We were also pleased to add 158 customers with more than $100K in ARR throughout 2020, representing growth of 110% year-over-year, and ended the quarter with approximately 2,000 customers overall. We feel confident in our ability to continue delivering strong growth in 2021,” said Steve Vattuone, Chief Financial Officer of ON24.

Full Year 2020 Customer Highlights

As of December 31, 2020:

•	Customer count was approximately 2,000, an increase of 42% year-over-year

•	Customers with ARR greater than $100K totaled 302, an increase of 110% year-over-year

•	Multi-Product Customers: 30% of customers had two or more products

•	Multi-Year Contracts: 29% of ARR came from customers with multi-year contracts

•	Net Retention Rate (NRR) was 149%

Financial Outlook

For the first quarter of 2021, the Company currently expects:

•	Total revenue of $48.5 to $49.0 million

•	Non-GAAP operating income of $0.5 to $1.0 million

•	Non-GAAP net income per share of $0.00 to $0.01, assuming approximately 43 million diluted shares outstanding

For the full year 2021, the Company expects:

•	Total revenue of $205.5 to $208.5 million,

•	Non-GAAP operating loss of ($5.0) to ($2.0) million

•	Non-GAAP net loss per share of ($0.14) to ($0.07), assuming approximately 44 million basic and diluted shares outstanding

Conference Call Information:

ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (866) 248-8441, and international parties can access the call by dialing (323) 347-3277, using the conference ID 1720190.

A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States, or GAAP, we consider our non-GAAP operating income, non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income as net (loss) income excluding other (income) expense, income tax, other gains from operations and stock-based compensation. We define non-GAAP net income (loss) as net income (loss) excluding change in Class B-1 preferred stock redemption value, cumulative preferred dividends allocated to preferred shareholders and stock-based compensation expense. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.

We use non-GAAP operating income and non-GAAP net income to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income and non-GAAP net income may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.

However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tools for comparison.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements

This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the permanence of the shift in the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

About ON24

ON24 provides a leading cloud-based Digital Experience Platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 1,900 companies worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US Banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports an average of 4 million professionals a month totaling over 2.5 billion engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

Media Contact:

Roger Villareal

press@on24.com

Investor Contact:

Maili Bergman

investorrelations@on24.com

ON24, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$58,243	$18,844
Short-term investments	3,000	5,000
Accounts receivable, net	48,617	22,602
Deferred contract acquisition costs, current	10,528	5,571
Prepaid expenses and other current assets	7,079	2,220

Total current assets	127,467	54,237
Property and equipment, net	9,051	5,370
Deferred contract acquisition costs, non-current	18,753	8,471
Other long-term assets	1,447	458

Total Assets	$156,718	$68,536

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,730	$2,109
Accrued liabilities	17,439	11,372
Deferred revenue	92,240	44,441
Long-term debt, current portion	2,359	1,007

Total current liabilities	116,768	58,929
Long-term debt	25,727	23,058
Other long-term liabilities	4,022	3,900

Total liabilities	146,517	85,887

Convertible Class A-1 and Class A-2 preferred stock	83,857	83,857
Redeemable convertible Class B and Class B-1 preferred stock	70,000	70,000
Stockholders’ deficit
Common stock	1	1
Additional paid-in capital	27,512	20,809
Accumulated deficit	(171,263)	(192,016)
Accumulated other comprehensive income (loss)	94	(2)

Total Stockholders’ Deficit	(143,656)	(171,208)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$156,718	$68,536

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription and other platform	$41,251	$19,221	$122,630	$72,589
Professional services	12,035	4,719	34,311	16,544

Total revenue	53,286	23,940	156,941	89,133
Cost of revenue:
Subscription and other platform(1)	6,341	4,159	20,746	16,730
Professional services(1)	3,706	2,745	12,589	10,411

Total cost of revenue	10,047	6,904	33,335	27,141
Gross profit	43,239	17,036	123,606	61,992
Operating expenses:
Sales and marketing(1)	20,145	12,313	60,640	47,773
Research and development(1)	6,003	4,070	19,275	15,730
General and administrative(1)	7,478	3,662	21,848	14,590

Total operating expenses	33,626	20,045	101,763	78,093

Income (loss) from operations	9,613	(3,009)	21,843	(16,101)
Interest expense, net	236	230	869	1,029
Other expense, net	(302)	(92)	(76)	42

Income (loss) before provision for income taxes	9,679	(3,147)	21,050	(17,172)
Provision for income taxes	174	311	297	355

Net income (loss)	9,505	(3,458)	20,753	(17,527)
Change in Class B-1 preferred stock redemption value	—	(2,500)	—	(10,047)
Cumulative preferred dividends allocated to preferred stockholders	(1,466)	(1,446)	(5,685)	(4,774)

Net income (loss) attributable to common stockholders	$8,039	$(7,404)	$15,068	$(32,348)

Net income (loss) per share attributable to common stockholders:
Basic	$0.21	$(0.83)	$0.40	$(3.68)
Diluted	$0.17	$(0.83)	$0.35	$(3.68)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	10,798,475	8,891,812	10,017,574	8,788,628
Diluted	19,146,682	8,891,812	16,187,149	8,788,628

(1)	Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue
Subscription and other platform	$76	$24	$154	$97
Professional services	21	4	37	50

Total cost of revenue	97	28	191	147

Sales and marketing	601	461	1,051	915
Research and development	171	42	360	197
General and administrative	607	153	1,327	739

Total	$1,476	$684	$2,929	$1,998

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$9,505	$(3,458)	$20,753	$(17,527)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,044	587	2,974	2,329
Stock-based compensation expense	1,476	684	2,929	1,998
Amortization of deferred contract acquisition cost	3,655	1,809	11,115	7,012
Provision for allowance for doubtful accounts and billing reserve	1,560	214	3,009	743
Noncash interest and dividends received	180	(83)	63	(148)
Changes in operating assets and liabilities:
Accounts receivable	(7,600)	(8,133)	(29,024)	(5,431)
Deferred contract acquisition cost	(7,074)	(3,719)	(26,354)	(8,983)
Prepaid expenses and other assets	(440)	653	(2,862)	(270)
Accounts payable	916	(388)	2,032	113
Accrued liabilities	2,277	1,762	4,986	(268)
Other long-term liabilities	159	(36)	122	(310)
Deferred revenue	5,045	5,852	47,799	9,392

Net cash provided by (used in) operating activities	10,703	(4,256)	37,542	(11,350)

Cash flows from investing activities:
Purchase of property and equipment	(356)	(131)	(1,030)	(1,162)
Purchase of short-term investments	—	—	(5,000)	(12,000)
Proceeds from settlement of short-term investments	2,000	7,000	7,000	9,000

Net cash provided by (used in) investing activities	1,644	6,869	970	(4,162)

Cash flows from financing activities:
Proceeds from issuance of common stock resulting from exercise of options	437	212	3,774	426
Proceeds from issuance of Class B-1 preferred stock, net of issuance costs	—	—	—	24,953
Proceeds from long-term debt	10,216	6,008	28,381	9,508
Repayments of long-term debt	(10,050)	(6,040)	(28,179)	(6,193)
Repayment of capital lease obligations	(444)	(222)	(1,270)	(1,114)
Payment of deferred offering costs	(1,902)	—	(1,902)	—

Net cash provided by financing activities	(1,743)	(42)	804	27,580

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(92)	40	96	(80)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,512	2,611	39,412	11,988
Cash, cash equivalents and restricted cash, beginning of period	47,833	16,322	18,933	6,945

Cash, cash equivalents and restricted cash, end of period	$58,345	$18,933	$58,345	$18,933

Supplemental disclosures of cash flow information:
Cash paid for taxes, net of refunds	$11	$143	$183	$238
Cash paid for interest	$243	$317	$967	$1,392
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$1,909	$268	$5,089	$787
Unpaid purchased fixed assets	$581	$74	$581	$74
Deferred offering costs in accrued liabilities	$1,318	$—	$1,318	$—
Change in Class B-1 preferred stock redemption value	$—	$2,500	$—	$10,047

ON24, INC.
Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures
(in thousands, except share and per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income (loss) to non-GAAP operating income (loss)
Net income (loss)	$9,505	$(3,458)	$20,753	$(17,527)
Interest expense, net	(236)	(230)	(869)	(1,029)
Other expense, net	302	92	76	(42)
Provision for income taxes	(174)	(311)	(297)	(355)
Stock-based compensation	(1,476)	(684)	(2,929)	(1,998)

Non-GAAP operating income (loss)	$11,089	$(2,325)	$24,772	$(14,103)

Reconciliation of net income (loss) to non-GAAP net income (loss)
Net income (loss)	$9,505	$(3,458)	$20,753	$(17,527)
Add: Stock-based compensation expense	1,476	684	2,929	1,998

Non-GAAP net income (loss)	$10,981	$(2,774)	$23,682	$(15,529)

Reconciliation of net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$8,039	$(7,404)	$15,068	$(32,348)
Add: Change in Class B-1 preferred stock redemption value	—	2,500	—	10,047
Add: Cumulative preferred dividends allocated to preferred stockholders	1,466	1,446	5,685	4,774
Add: Stock-based compensation expense	1,476	684	2,929	1,998

Non-GAAP net income (loss) attributable to common stockholders	$10,981	$(2,774)	$23,682	$(15,529)

GAAP earnings (loss) per share, basic	$0.21	$(0.83)	$0.40	$(3.68)
GAAP earnings (loss) per share, diluted	$0.17	$(0.83)	$0.35	$(3.68)
Non-GAAP earnings (loss) per share, basic	$1.02	$(0.31)	$2.36	$(1.77)
Non-GAAP earnings (loss) per share, diluted	$0.57	$(0.31)	$1.46	$(1.77)
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP earnings (loss) per share, basic	10,798,475	8,891,812	10,017,574	8,788,628
GAAP weighted-average shared used to compute non-GAAP earnings (loss) per share, diluted	19,146,682	8,891,812	16,187,149	8,788,628
Shares Used in Non-GAAP Per Share Calculations(1):
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	10,798,475	8,891,812	10,017,574	8,788,628
Non-GAAP weighted-average shared used to compute non-GAAP earnings (loss) per share, diluted	19,146,682	8,891,812	16,187,149	8,788,628

(1)	Conversion of preferred stock and issuance of common stock in connection with IPO are not considered for the non-GAAP weighted-average share computation.

ON24, INC.

Earnings (Loss) Per Share

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
GAAP Basic Earnings (Loss) Per Share	2020	2019	2020	2019
GAAP basic earnings (loss) per share:
Net income (loss)	$9,505	$(3,458)	$20,753	$(17,527)
Less: Cumulative preferred dividends allocated to preferred stockholders	(1,466)	(1,446)	(5,685)	(4,774)
Less: Change in Class B-1 preferred stock redemption value	—	(2,500)	—	(10,047)

Net income (loss) attributable to common stockholders, basic	8,039	(7,404)	15,068	(32,348)
Income available to participating securities	(5,755)	—	(11,015)	—

Net income (loss) available to common stockholders	$2,284	$(7,404)	$4,053	$(32,348)

Weighted average common stock outstanding	10,798,475	8,891,812	10,017,574	8,788,628

Basic earnings per share of common stock	$0.21	$(0.83)	$0.40	$(3.68)

	Three Months Ended December 31,		Year Ended December 31,
GAAP Diluted Earnings (Loss) Per Share	2020	2019	2020	2019
GAAP diluted earnings (loss) per share:
Net income (loss)	$9,505	$(3,458)	$20,753	$(17,527)
Less: Cumulative preferred dividends allocated to preferred stockholders	(1,466)	(1,446)	(5,685)	(4,774)
Less: change in Class B-1 preferred stock redemption value	—	(2,500)	—	(10,047)

Net income (loss) attributable to common stockholders, diluted	8,039	(7,404)	15,068	(32,348)
Reallocation of earnings to participating securities considering potentially dilutive securities	(4,719)	—	(9,450)	—

Net income (loss) available to common stockholders	$3,320	$(7,404)	$5,618	$(32,348)

Weighted average common stock outstanding	10,798,475	8,891,812	10,017,574	8,788,628
Weighted average dilutive effect of stock options and restricted stock	8,348,207	—	6,169,575	—

Diluted weighted average common shares	19,146,682	8,891,812	16,187,149	8,788,628

Diluted earnings per share of common stock	$0.17	$(0.83)	$0.35	$(3.68)

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Earning (Loss) Per Share	2020	2019	2020	2019
Non-GAAP basic earnings per share:
Net income (loss) available to common stockholders	$2,284	$(7,404)	$4,053	$(32,348)
Less: Cumulative preferred dividends allocated to preferred stockholders	1,466	1,446	5,685	4,774
Add: Stock based compensation	1,476	684	2,929	1,998
Add: Income available to participating securities	5,755	—	11,015	—
Add:Change in Class B-1 preferred stock redemption value	—	2,500	—	10,047

Non-GAAP net income (loss) attributable to common stockholders, basic and diluted	10,981	(2,774)	23,682	(15,529)

Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, basic	10,798,475	8,891,812	10,017,574	8,788,628
Non-GAAP weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted	19,146,682	8,891,812	16,187,149	8,788,628
Non-GAAP earnings per share of common stock Non-GAAP earnings (loss) per share, basic	$1.02	$(0.31)	$2.36	$(1.77)
Non-GAAP earnings (loss) per share, diluted	$0.57	$(0.31)	$1.46	$(1.77)

ON24, INC.

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$10,703	$(4,256)	$37,542	$(11,350)
Less: Purchases of property and equipment	(356)	(131)	(1,030)	(1,162)

Free cash flow	$10,347	$(4,387)	$36,512	$(12,512)

ON24, INC.

Revenue

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Digital Experience Platform
Subscription and other platform	$41,204	$18,028	$121,214	$66,286
Professional services	11,878	4,335	33,583	14,413

Total digital experience platform	$53,082	$22,363	$154,797	$80,699

Legacy
Subscription and other platform	$47	$1,193	$1,416	$6,303
Professional services	157	384	728	2,131

Total legacy revenue	$204	$1,577	$2,144	$8,434

Revenue
Subscription and other platform	$41,251	$19,221	$122,630	$72,589
Professional services	12,035	4,719	34,311	16,544

Total revenue	$53,286	$23,940	$156,941	$89,133